Exhibit 16

Dated May 26, 2022

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 25049

We have read the statements under item 4.01 in the Form 8-K to be filed with the Securities and Exchange Commission and concur with such statements regarding our firm.

Very truly yours,

Hudgens CPA, PLLC

Hudgens CPA, PLLC

Houston, Texas